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Centrum Industries, Inc.
Exhibit 21 - Subsidiaries of the Registrant

The direct and indirect subsidiaries of Centrum Industries, Inc. and their state or territory of incorporation are as follows as of June 25, 1999:

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
Name of Subsidiary                                                State or Territory of Incorporation

McInnes Steel Company                                             Pennsylvania
McInnes Services, Inc.                                            Delaware
Erie Bronze & Aluminum Company                                    Pennsylvania
Eballoy Glass Products Company                                    Pennsylvania
McInnes International, Inc.                                       U.S. Virgin Islands
Taylor Forge Company                                              Tennessee
American Handling, Inc.                                           Ohio
Northern Steel Company                                            Washington
Micafil, Inc.                                                     Delaware
LaSalle Exploration, Inc.                                         Ohio
Micafil - Axis, LLC (50% equity ownership)                        Delaware
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